                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-101258, 333-98551, 333-98017, 333-87388, 333-67706,
333-67312, 333-63742, 333-49874, 333-42102, 333-40036, 333-95865, 333-91939,
333-89581, 333-82687, 333-80803, 333-80195, 333-71037, and 333-66217) on Forms
S-8 and S-3 of Inktomi Corporation of our report dated October 23, 2002 (except as to recently issued accounting pronouncements in Note 2, discontinued operations in Note 3, and subsequent events listed in Note 1 and 19, which are as of December 27, 2002), relating to the consolidated financial statements, which are included in this Current report on Form 8-K dated February 25, 2003.


/s/ PricewaterhouseCoopers LLP
San Jose, California
February 25, 2003